CODE OF ETHICS
                                       OF
                            ROULSTON & COMPANY, INC.
                                       AND
                             ROULSTON RESEARCH CORP.




                         STATEMENT OF GENERAL PRINCIPLES


         Rule 17j-1(b) under the Investment Company Act of 1940, as amended, makes it unlawful for any employee, officer or director of an investment adviser or principal underwriter of a registered investment company, and certain other affiliated persons of such entities, in connection with the purchase or sale by such person of a "security held or to be acquired" by such investment company, to (i) employ any device, scheme or artifice to defraud the investment company,
(ii) make to the investment company any untrue statement of a material fact or omit to state to the investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading, (iii) engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the investment company, or (iv) engage in manipulative practice with respect to the investment company.

         In order to implement the provisions of Rule 17j-1 and to encourage the highest standards of ethical conduct for the "access persons" covered hereby, the Boards of Directors of Roulston & Company, Inc., as investment adviser to Roulston Funds (the "Trust") and to other clients, and Roulston Research Corp., the Trust's principal underwriter, have adopted this Code of Ethics.

         The underlying general principles of this Code of Ethics are that "access persons," in conducting their personal "securities" transactions, (i) owe a fiduciary duty to clients of Roulston and to the shareholders of the Trust and at all times have a duty to place the interests of such clients and shareholders ahead of their personal interests, (ii) are obligated to conduct all personal "securities" transactions in accordance with this Code of Ethics and in a manner so as to avoid any actual or potential conflict of interest or abuse of such person's position of trust and responsibility, and any appearance of such conflict of interest or abuse of position, and (iii) should not take inappropriate advantage of their positions.

SECTION 1 - DEFINITIONS

1. Definitions

         (a) "Trust" means Roulston Funds, an Ohio business trust, registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end investment company of the management type.

         (b) "Adviser" means Roulston & Company, Inc.

         (c) "Underwriter" means Roulston Research Corp.

         (d) "Access person" means (i) any director, officer or employee of the Adviser or the Underwriter, and (ii) any member of the immediate family of any one or more of the foregoing.

         (e) "Immediate family" of a director, officer or employee means such person's spouse, child under the age of 21 or family member living in the household of such person and with respect to which such person is the principal source of support.

         (f) A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

         (g) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Securities Exchange Act of 1934 (the "1934 Act") and the rules and regulations thereunder, e.g., direct or indirect pecuniary interest, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an access person has or acquires.

         (h) "Control" has the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

         (i) "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

         (j) "Security" or "securities" have the meaning set forth in Section 2(a)(36) of the 1940 Act, except that it does not include shares of registered open-end investment companies, direct obligations of the Government of the United States, short term debt securities which are rated within the top two rating categories by a nationally recognized rating agency, bankers' acceptances, bank certificates of deposit, commercial paper, and repurchase agreements.

         (k) "Compliance Officer" means the person or persons from time to time identified by the Adviser and the Underwriter to receive reports hereunder and otherwise to oversee the implementation and administration of this Code of Ethics and the Insider Trading Policy of Adviser and Underwriter.

         (l) "Investment personnel" means (i) any employee of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust or a client, and (ii) any natural person who controls the Adviser and who obtains information concerning recommendations made to clients or the Trust regarding the purchase or sale of securities.

         (m)  "Security  held or to be  acquired" by a client or the Trust means
(i) any security which, within the most recent 15 days, (A) is or has been held by a client or the Trust, or (B) is being or has been considered by the Adviser for purchase by a client or the Trust; (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a security described in (i) of this Section 1(m).


SECTION 2 - EXEMPTED TRANSACTIONS

2. Exempted Transactions

         The prohibitions of Section 3 of this Code of Ethics shall not apply to:

         (a) Purchases or sales of securities effected in any account over which the access person has no direct or indirect influence or control.

         (b) Purchases or sales of securities which are non-volitional on the part of either the access person, the client or the Trust.

         (c) Purchases which are part of an automatic dividend reinvestment plan.

         (d) Purchases of securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of securities of such rights so acquired.

         Such transactions are, however, subject to the reporting requirements of Section 5 of this Code of Ethics.

SECTION 3 - INSIDER TRADING POLICY

3. Insider Trading Policy

         All access persons of Adviser and Underwriter are subject to a separate Insider Trading Policy, intended to comply with Section 204A of the Investment Advisers Act of 1940, as amended, which Insider Trading Policy is considered an integral part of this Code of Ethics. Such Insider Trading Policy prohibits access persons of Adviser and Underwriter from buying or selling any security while in the possession of material nonpublic information about the issuer of the security. The policy also prohibits access persons of Adviser and Underwriter from communicating to third parties any material nonpublic information about any security or issuer of securities.

SECTION 4 - PROHIBITIONS

4. Prohibitions

         (a) No access person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership unless the access person has requested and received the prior written approval of a Compliance Officer. In considering such request the Compliance Officer shall deny the request if the security which is the subject of the request: (i) is being considered for purchase or sale by a client or the Trust, or (ii) is being purchased or sold by a client or the Trust, or if the access person is in possession of material non-public information about the issuer of such security.

         (b) In order to preclude the possibility of profiting improperly from their positions, no access person shall purchase any securities that are part of an initial public offering of such securities, unless such securities are being offered to an investment partnership of which such access person is a partner and for which Adviser is acting as investment manager or general partner and such purchase by the investment partnership is approved in writing in advance by a Compliance Officer.

         (c) No investment personnel shall acquire or sell any security which is being offered as part of a private placement, unless (in the case of an acquisition) such security is first offered to clients and the Trust and any purchase or sale by such person is approved in writing in advance by a Compliance Officer. Once any investment personnel has acquired a privately placed security, Roulston shall not purchase or sell any security of such issuer for the Trust or a client without the prior independent review of such purchase by investment personnel who have no personal interest in the issuer and by a Compliance Officer.

         (d) No access person shall execute a purchase or sale order for a security on a day the Adviser has a pending "buy" or "sell" order in the same security on behalf of a client or the Trust, until such "buy" or "sale" order is executed or withdrawn.

         (e) No access person shall receive any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Trust or Roulston, other than from the person's employer.

         (f) Without the prior approval of the Compliance Officer no access person shall serve on the board of directors of a publicly traded company.


SECTION 5 - REPORTING

5. Reporting

         (a) No later than 10 days after the person becomes an access person, every access person shall report to their respective Compliance Officer an initial holdings report consisting of the following information (as of the date the person became an access person):

                  (i) The title, number of shares and principal amount of each security in which the access person had any direct or indirect beneficial ownership;

                  (ii) The name of any broker, dealer or bank with which the access person maintains an account in which any securities were held for the direct or indirect benefit of the access person; and

                  (iii) The date the initial holdings report is submitted by the access person.

         (b) No later than 10 days after the end of each calendar quarter, every access person shall report to their respective Compliance Officer the information described in Section 5(e) below with respect to securities transactions required to be reported thereunder (a "quarterly transaction report").

         (c) No later than 20 days after the end of each calendar year, every access person shall submit to their respective Compliance Officer an annual holdings report consisting of the information set forth in (a)(i) through (iii) of Section 5 as of a date within 30 days of the date the annual holdings report is submitted.

         (d) So long as the Compliance Officer for the Trust, the Adviser and the Underwriter are the same person or persons, an access person of more than one entity shall be required to make only one such report.

         (e) Every quarterly transaction report shall contain the following information:

                  (i) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each security involved;

                  (ii) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                  (iii) The price at which the transaction was effected;

                  (iv) The name of the broker, dealer or bank with or through which the transaction was effected;

                  (v) With respect to any account established by the access person in which any securities were held during the quarter for the direct or indirect benefit of the access person: (A) the name of the broker, dealer or bank with which the access person established the account; and (B) the date the account was established; and

                  (vi) The date that the quarterly transaction report is submitted by the access person.

                  The form of quarterly transaction report is attached hereto as Exhibit A.

         (f) Any report required hereunder of a person who is an access person solely by reason of being the member of the immediate family of the director, officer or employee shall be made on behalf of such person by the access person who is the director, officer or employee.

         (g) The Compliance Officer shall promptly review all reports submitted to him pursuant to this Section 5.

SECTION 6 - SANCTIONS

6. Sanctions

         Upon discovering a violation of this Code of Ethics, the board of directors of the Adviser, or of the Underwriter, as applicable, may impose such sanctions as it deems appropriate, including, inter alia, a letter of censure or suspension or termination of the employment of the violator. All material violations of this Code of Ethics and any sanctions imposed with respect thereto by the Adviser and the Underwriter shall promptly be reported to the Board of Trustees of the Trust.

SECTION 7 - MISCELLANEOUS

7. Miscellaneous

         (a) Access persons shall notify the Compliance Officer of each current and future brokerage account and require duplicates of all confirmations be supplied to their respective Compliance Officer by the broker/dealer.

         (b) The Compliance Officer(s) shall (i) establish and regularly review a procedure to monitor personal investment activity by access persons and the reports submitted to him pursuant to Section 5 of this Code of Ethics, (ii) identify, and establish and maintain a current, written list of, all access persons and investment personnel and inform them promptly of their reporting obligations under this Code of Ethics, which list shall be reviewed and updated as necessary, but no less frequently than weekly; and (iii) establish and maintain a current, written list of all Compliance Officers.

         (c) All access persons shall certify annually that they have read and understand this Code of Ethics and recognize that they are subject hereto. Further, such persons shall certify annually that they have complied with the requirements of this Code of Ethics and that they have disclosed or reported all personal securities holdings and transactions required to be disclosed or reported hereunder. Access persons who are directors, officers or employees of the Adviser or the Underwriter shall be responsible for making the foregoing certifications on behalf of members of their immediate families.

         (d) The management of each of the Adviser and Underwriter shall prepare and deliver to the governing bodies of their respective organizations and to the Board of Trustees of the Trust annually a written report that (i) summarizes the existing procedures concerning personal investing and any changes in the procedures made during the year, (ii) identifies any material violations of the entity requiring significant remedial action during the past year, (iii) identifies any recommended changes to existing restrictions or procedures based upon the organization's experience under this Code of Ethics, evolving industry practices, or developments in applicable laws or regulations, and (iv) certifies that the Adviser or the Underwriter, as applicable, has adopted procedures reasonably necessary to prevent access persons from violating this Code of Ethics.

         (e) This Code of Ethics (including any code that may have been in effect during the past five years), a copy of each report required under Section 5 of this Code of Ethics, a list of all access persons, investment personnel and others required to make reports hereunder and other writings in connection herewith, including a record of any violations and action taken as a result thereof and any approval or disapproval of any securities transaction and the rationale therefor, shall be preserved with the records of the Fund, Adviser and Underwriter for the periods and in the manner required by Rule 17j-1.

         (f) Any material amendments to this Code of Ethics must be approved by the Board of Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust, Adviser or Underwriter (as that term is defined in the 1940 Act).


As amended through August 18, 2000